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Exhibit 4.4

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

        This Amended and Restated Registration Rights Agreement (as amended from time to time in accordance with the terms hereof, this "Agreement") is entered into as of August 4, 2004 by and among CyDex, Inc., a Delaware corporation (the "Corporation"); the several persons identified as Series B Investors on Schedule A hereto (the "Series B Investors"); and the several persons identified as Series A Investors on Schedule A hereto (the "Series A Investors"); and The University of Kansas Center for Research, Inc. (the "Series A-1 Investor") and certain other persons that become parties to this Agreement after the date hereof (together with the Series B Investors, the Series A Investors and the Series A-1 Investor, the "Investors"), and amends the Registration Rights Agreement entered into as of August 7, 2000 by and among the Corporation and the persons listed on Schedule A thereto and certain other persons that became parties to such agreement after the date thereof in accordance with Section 20 thereof (the "Prior Agreement"), pursuant to Section 20(b) of the Prior Agreement;.

        WHEREAS, certain of the signatories hereto constitute the requisite parties necessary to amend the Prior Agreement and hereby agree, on their own behalf and on behalf of all of the signatories to the Prior Agreement, that this Agreement amends and supercedes the Prior Agreement and that the Prior Agreement is deemed null and void upon the date hereof;

        WHEREAS, the Series A Investors are the holders, collectively, of an aggregate of 16,468,622 shares of Series A Convertible Preferred Stock, $0.01 par value, of the Corporation (the "Series A Preferred Stock"); and

        WHEREAS, the Corporation wishes to exchange cash and certain shares of its Series A-1 Convertible Preferred Stock, $0.01 par value per share (the "Series A-1 Preferred Stock") for certain license rights of the Series A-1 Investor pursuant to the Series A-1 Stock Purchase Agreement dated as of the date hereof, by and among the Corporation and the Series A-1 Investor (the "Series A-1 Purchase Agreement");

        WHEREAS, the Corporation wishes to sell to the Investors certain shares of its Series B Convertible Preferred Stock, $0.01 par value per share ("Series B Preferred Stock"), pursuant to the Series B Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Corporation and the Series B Investors (the "Series B Purchase Agreement");

        WHEREAS, the Series A Preferred Stock, Series A-1 Preferred Stock and the Series B Preferred Stock are each convertible into shares of the Corporation's Common Stock, par value $.01 per share ("Common Stock"); and

        WHEREAS, as a condition to entering into the Series B Purchase Agreement, the Series B Investors have required that the Corporation execute this Agreement to provide the Series B Investors, the Series A-1 Investor and the Series A Investors rights to register the shares of Common Stock into which their Series B Preferred Stock, the Series A-1 Preferred Stock and/or Series A Preferred Stock are convertible and certain other shares of Common Stock;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

        SECTION 1.    Definitions.    As used in this Agreement, the following terms shall have the following meanings:

          (a)   The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (b)   The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

          (c)   The term "Holder" means any holder of Registrable Securities.

          (d)   The term "Qualified Public Offering" means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation in which (x) the per share price is at least six times (6x) the Original Issue Price (as defined in the Restated Charter) of the Series B Stock (as adjusted for stock dividends, combinations, splits, recapitalizations and the like), and (y) the aggregate gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $50,000,00.

          (e)   The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

          (f)    The term "Registrable Securities" means (1) the Common Stock issuable upon conversion of the Series B Preferred Stock or Series A Preferred Stock, (2) any Common Stock purchased by an Investor (or its permitted transferees, if such permitted transferees have been assigned the registration rights hereunder in accordance with the terms hereof) pursuant to Sections 2 and/or 4 of the Shareholders Agreement of even date herewith by and among the Corporation, the Investors and such other parties thereto (or Common Stock issuable with respect to other securities so purchased), (3) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Series B Preferred Stock, Series A-1 Preferred Stock or Series A Preferred Stock or Common Stock, and (4) any Common Stock issued upon exercise of one or more common stock purchase warrants issued or issuable to RiverVest Venture Fund I, L.P., TVM IV GmbH & Co. KG, John M. and Michelle Siebert, Ray Lipkin, Edward W. Mehrer, James T. O'Brien and Edmondson Campbell, LLC. Notwithstanding the foregoing, Registrable Securities shall not include securities sold after the date hereof to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          (g)   The term "SEC" means the Securities and Exchange Commission.

          (h)   The term "Securities Act" means the Securities Act of 1933, as amended.

        In addition, for purposes of all calculations and notices under this Agreement, and all other provisions of this Agreement where the context permits, a holder of Series B Preferred Stock, Series A-1 Preferred Stock or Series A Preferred Stock shall be deemed the Holder of the Registrable Securities issuable upon conversion thereof, and such Series B Preferred Stock, Series A-1 Preferred Stock or Series A Preferred Stock shall be deemed outstanding Registrable Securities hereunder. Notwithstanding the foregoing, nothing in this Agreement shall require the Corporation actually to register any shares of Series B Preferred Stock or Series A Preferred Stock.

        SECTION 2.    Request for Registration.

        (a)   If at any time after the earlier to occur of (i) December 31, 2008 and (ii) the date six months after the closing of the Corporation's first public offering of securities, the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 2) from one or more Holders that hold, in aggregate, at least forty percent (40%) of the then outstanding Registrable Securities (the "Initiating Holders"), that the Corporation file a registration statement under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, covering the registration of at least the lesser of (a) at least ten percent (10%) of the then outstanding Registrable Securities or (b) Registrable Securities the expected aggregate price to the public of which equals or exceeds $15,000,000, then the Corporation shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that the Holders have requested be registered to be registered under the Securities Act on Form S-1 (or, on Form S-3 if the Corporation is eligible to offer its securities in a primary offering on Form S-3), provided, however, that in connection with any registration on Form S-3, the prospectus included in the Form S-3 registration statement shall nevertheless be in the form required to be included in a registration statement on Form S-1 unless the Holders of at least sixty percent (60%) of the Registrable Securities to be so registered agree otherwise.

        (b)   Notwithstanding the foregoing, (i) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 during the period starting with the date sixty (60) days prior to the Corporation's estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Corporation, provided that the Corporation is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Corporation's estimate of the date of filing such registration statement is made in good faith; (ii) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 within six (6) months after the effective date of a prior registration under this Section 2; and (iii) the Corporation may postpone a registration pursuant to this election for such period of time as may be required to permit the use of regular audited year-end financial statements with supplemental short period figures for a period not exceeding six (6) months unless the Holders agree to bear the costs of any special audit.

        (c)   The Corporation shall not be obligated to effect more than two (2) registrations on behalf of the Holders pursuant to this Section 2.

        SECTION 3.    Corporation Registration.    Subject to Section 8 of this Agreement, if at any time the Corporation proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities for its own account or for the accounts of shareholders other than Holders, solely for cash on a form that would also permit the registration of the Registrable Securities, the Corporation shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within thirty (30) days after giving of any such notice by the Corporation, the Corporation shall, subject to the limitations set forth in Section 8(a), use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested be registered.

        SECTION 4.    Obligations of the Corporation.    Whenever required under Section 2, 3, or 12 to use its best efforts to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective until the distribution of such Registrable Securities has been completed.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c)   Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities owned by them.

          (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

          (e)   Provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Securities.

          (f)    Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

          (g)   Use its best efforts either (i) to cause all such Registrable Securities to be listed on a national securities exchange (if such securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Corporation are then listed, if the listing of such securities is then permitted under the rules of such exchange, or (ii) to secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure listing on NASDAQ for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register as such with respect to Registrable Securities with the National Association of Securities Dealers.

          (h)   Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the selling Holders of Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

          (i)    Make available for inspection by any selling Holder of Registrable Securities, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Corporation, and cause all of the Corporation's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

          (j)    Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

          (k)   Make such representations and warranties to the selling Holders of Registrable Securities and the underwriters as are customarily made by issuers to selling stockholders and underwriters, as the case may be, in primary underwritten public offerings.

        SECTION 5.    Furnish Information.    It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement with respect to the registration of any Holder's Registrable Securities that such Holder shall take such actions and furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as the Corporation shall reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this agreement, including, without limitation (i) in connection with an underwritten offering, enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature, (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering and (iii) distribute the Registrable Securities only in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus. In addition, the Holders shall notify the Corporation of any request by the Commission or any state securities commission or agency for additional information or for such registration statement or prospectus to be amended or supplemented.

        SECTION 6.    Expenses of Demand Registration.    All expenses incurred in connection with any registration pursuant to Section 2 (excluding underwriters' discounts and commissions), including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Corporation, and the reasonable fees and disbursements of one special counsel for the selling Holders, shall be borne by the Corporation. Notwithstanding the foregoing, however, in the event a registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, then, at the election of the Holders of a majority of the Registrable Securities to be registered, either (i) such expenses shall be borne solely by the Holders of the Registrable Securities to be registered and not by the Corporation (in which case all such Holders shall bear such expenses pro rata based on the Registrable Securities to be registered), or (ii) one of the demand registration rights provided for in Section 2(a) shall be deemed forfeited.

        SECTION 7.    Corporation Registration Expenses.    All expenses (excluding underwriters' discounts and commissions) incurred in connection with any registration pursuant to Section 3, including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to the Corporation that result from the inclusion of securities held by the selling Holders in such registration and the reasonable fees and disbursements of one special counsel for the selling Holders in the aggregate shall be borne by the Corporation.

        SECTION 8.    Underwriting Requirements.

        (a)   In connection with any offering under Section 3 involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required to include any Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the total amount of securities that all Holders request to be included in an underwritten offering under Section 3 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, no other securities of any shareholder except Registrable Securities of Holders shall be included in such offering unless all Registrable Securities which the Holders have requested to be included are included, and the number of shares of Registrable Securities to be included in such an offering will be reduced, pro rata (i) first among the officers and directors of the Corporation, (ii) then among the Series A Investors, the Series A-1 Investor and the Series B Investors, based on the number of shares of Registrable Securities so requested to be registered, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Registrable Securities to be sold.

        (b)   With respect to any underwriting of shares to be registered under Section 2, or any underwriting of shares to be registered under Section 12, the selling Holders who initiate the request for registration shall have the right to designate the managing underwriter or underwriters, subject to the consent of the Corporation. In connection with any underwritings of shares to be registered under Section 3, the Corporation shall have the right to designate the managing underwriter or underwriters. In any such case, such consent of the Corporation or the Holders shall not be unreasonably withheld or delayed.

        SECTION 9.    Delay of Registration.    No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

        SECTION 10.    Deferral of Registrations.    Notwithstanding the provisions of this Agreement, if the Corporation shall furnish to the Holders requesting a registration statement pursuant to this Agreement a certificate signed by the Secretary of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation as set forth in a duly adopted written resolution, it would be materially detrimental to the Corporation and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, the Corporation shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided, however, that the Corporation may not utilize this right more than once in any twelve month period.

        SECTION 11.    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a)   To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration; and will reimburse each such Holder, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed) nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b)   To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, and any underwriter for the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and will reimburse the Corporation or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed) and provided further that no Holder shall have any liability under this Section 11(b) in excess of the net proceeds actually received by such Holder in the relevant public offering.

          (c)   Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 11.

          (d)   If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 11(a) or 11(b) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the selling Holders from the offering of securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and the selling Holders in connection with the statements or omissions described in such Section 11(a) or 11(b) which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Corporation and the selling Holders shall be deemed to be in the same proportion as the total price paid to the Corporation and the selling Holders, respectively, for the securities sold by them in the offering. The relative fault of the Corporation and the selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or the selling Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 11(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) for purposes of indemnification. The Corporation and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 11(d), no Holder shall be required to contribute an amount in excess of the net proceeds actually received by such Holder in the relevant public offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the Holders, the Corporation and the underwriters in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

        SECTION 12.    Registrations on Form S-3.

        (a)   If (i) the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 12) from one or more Holders that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of Registrable Securities the reasonably anticipated aggregate price to the public of which would equal or exceed Two Hundred Thousand Dollars ($200,000), and (ii) the Corporation is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such shares, then the Corporation shall use its best efforts to cause such shares to be registered on Form S-3 (or any successor form to Form S-3).

        (b)   All expenses (excluding underwriters' discounts and commissions) incurred in connection with registrations requested pursuant to Section 12(a), including, without limitation, all registration, qualification, printing, and accounting fees, and fees and disbursements of one special counsel to the selling Holders and counsel to the Corporation, shall be borne by the Corporation.

        (c)   The Corporation shall not be obligated to effect more than two (2) registrations on behalf of Holders registration pursuant to this Section 12 in any twelve (12) month period.

        (d)   The Holders' rights to registration under this Section 12 are in addition to, and not in lieu of, their rights to registration under Sections 2 and 3 of this Agreement.

        SECTION 13.    Limitation on Corporation Offerings.    The Corporation shall not register securities for sale for its own account (or, except as permitted by Section 15, any securities other than Registrable Securities) in any registration requested pursuant to Section 2 or 12 unless permitted to do so by the written consent of the Holders of more than sixty percent (60%) in voting power of the outstanding Registrable Securities as to which registration has been requested. The Corporation may not cause any other registration of securities for its own account (other than a registration effected solely to implement an employee benefit plan or a registration of securities of the Corporation issued or transferred to shareholders of another company in connection with the acquisition of such other company by the Corporation) which would become effective less than six (6) months after the effective date of any registration requested pursuant to Section 2 or 12 to be initiated after receiving such request.

        SECTION 14.    Reports Under Securities Exchange Act of 1934.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees to use its best efforts to:

          (a)   make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Corporation;

          (b)   file with the SEC in a timely manner all reports and other documents, if any, required of the Corporation under the Securities Act and the Exchange Act; and

          (c)   furnish to any Holder forthwith upon request a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Corporation), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

        SECTION 15.    Limitations in Connection with Future Grants of Registration Rights.    Without the prior written consent of the Holders of at least sixty percent (60%) in voting power of then outstanding shares of Registrable Securities, the Corporation shall not grant rights to any person or entity: (a) to cause the Corporation to register any of such person's or entity's securities of the Corporation; (b) to include such person's or entity's securities of the Corporation in any registration statement filed under Section 2 or 12 hereof; (c) to include such person's or entity's securities of the Corporation in any registration statement described in Section 3 hereof, unless under the terms of such agreement, such person or entity may include such securities in any such registration only to the extent that the inclusion of his or its securities will not reduce the amount of Registrable Securities of the Holders which is included in such registration; or (d) otherwise to cause the registration of such person's or entity's securities of the Corporation in any manner which are superior to or pari passu with the registration rights granted herein to the Holders.

        SECTION 16.    Transfer of Registration Rights.    The registration rights and obligations of any Holder (and of any permitted transferee of any Holder or its permitted transferees) under this Agreement with respect to any Registrable Securities may only be transferred to any Affiliate of such Holder or such permitted transferee, or to any transferee who acquires (otherwise than in a registered public offering) at least twenty five percent (25%) of the Registrable Securities held by such Holder on the date of such transfer, provided, however, that the Corporation is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, and provided that the transferee executes an agreement to be bound by the terms of this Agreement. For purposes of this Section 16, an "Affiliate" of any Holder (or any transferee of any Holder) includes, but is not limited to, any general or limited partner of any Holder (or transferee) that is a partnership, or any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder or transferee.

        SECTION 17.    Mergers, Etc.    The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation if the holders of Registrable Securities are entitled to receive in exchange therefor (i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

        SECTION 18.    Stand-Off Agreement.

        (a)   Each Holder, if requested by the Corporation and the managing underwriter of an offering by the Corporation of Common Stock pursuant to a registration statement under the Securities Act, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Securities or other securities of the Corporation held by such Holder (which were acquired by such Holder prior to the effective date of such registration statement) for a specified period of time (not to exceed 180 days) immediately following the effective date of such registration statement; provided, that:

            (i)  such agreement shall apply only to the first registration statement covering Common Stock to be sold on the Corporation's behalf to the public in an underwritten offering; and

           (ii)  all persons who hold shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, which in aggregate represent one percent (1%) or more of the shares of Common Stock then outstanding (which 1% shall include all securities convertible into or exchangeable or exercisable for shares of Common Stock, on an as converted, exchanged or exercised basis), and all officers and directors of the Corporation, enter into similar agreements

        (b)   Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock of the Company in connection with any registration hereunder, each Holder participating in such registration shall provide such information concerning itself as may be reasonably required by the Company or such representative in connection with the completion of such registration. The obligations described in this Section 18 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        (c)   The covenant contained in this Section 18 is in addition to any market stand-off covenant contained in any other agreement between the Corporation and any Holder.

        SECTION 19.    Future Events.    The Corporation will notify each Holder participating in a registration of the occurrence of any of the following events of which the Corporation is actually aware, and when so notified, each Holder will immediately discontinue any disposition of Registrable Securities until notified by the Corporation that such event is no longer applicable:

          (a)   the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose (in which case the Corporation will make reasonable efforts to obtain the withdrawal of any such order or the cessation of any such proceedings); or

          (b)   the existence of any fact which makes untrue any material statement made in the registration statement or prospectus or any document incorporated therein by reference or which requires the making of any changes in the registration statement or prospectus or any document incorporated therein by reference in order to make the statements therein not misleading (in which case the Corporation will make reasonable efforts to amend the applicable document to correct the deficiency).

        SECTION 20.    Notices.    All notices, requests, consents and other communications hereunder ("Notices") to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express, UPS or other recognized express international courier service:

          (a)   if to the Corporation, to:

      CyDex, Inc.
      Attn: Chief Executive Officer
      CyDex, Inc.
      10513 W. 84th Terr.
      Lenexa, KS 66214-1643
      Fax: (913) 685-8856

      With a copy to:

      Brent Fassett, Esq.
      Cooley Godward LLP
      380 Interlocken Crescent
      Suite 900
      Broomfield, CO 80021-8023

          (b)   if to the Investors, to their respective addresses as set forth in the Purchase Agreement, with a copy to:

      Salvatore J. Vitiello, Esq.
      Heller Ehrman White &McAuliffe LL
      P 120 West 45th Street
      New York, NY 10036
      Fax: (212) 763-7600

      and to:

      Life Sciences Opportunities Fund II, L.P.
      126 East 56th Street
      28th Floor
      New York, NY 10022
      Fax: (212) 419-3956
      Attn: James C. Gale

      and to:

      David Poltack
      TVM Techno Venture Management
      101 Arch Street, Suite 1950
      Boston, MA 02110
      Fax: (617) 345-9377

      and to:

      David R. Pierson, Esq.
      Foley Hoag LLP
      155 Seaport Boulevard
      Boston, MA 02210
      Fax: (617) 832-7000

      and to:

      The University of Kansas Center for Research, Inc.
      Youngberg Hall
      2385 Irving Hill Road
      Lawrence, KS 66045-7563
      Fax: (785) 864-5272
      Attn: Vice Provost for Research

      and to:

      Jacob W. Bayer, Jr.
      Shughart Thomson & Kilroy, PC
      120 West 12th Street, Suite 1600
      Kansas City, MO 64105
      Fax: (816) 374-0509

        SECTION 21.    Amendment of Prior Agreement.    The requisite parties necessary to amend the Prior Agreement hereby agree, on their own behalf and on behalf of all of the signatories to the Prior Agreement, that this Agreement amends and supercedes the Prior Agreement and the Prior Agreement is deemed null and void and shall have no further effect upon the date hereof.

        SECTION 22.    Miscellaneous.

        (a)   This Agreement states the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter.

        (b)   This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Holders of at least sixty percent (60%) in voting power of the then outstanding Registrable Securities; provided, however, that any such amendment that alters or changes the rights, privileges or restrictions of the Registrable Securities held by the Series A-1 Investor so as to affect it adversely in a manner which is not comparatively relatively similar to and is different from the Series A Preferred Stock shall require the written consent of the Series A-1 Investor.

        (c)   This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

        (d)   This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as a contract under seal as of the date first written above.

CYDEX, INC.
By:	/s/ JOHN M. SIEBERT
Its:	CEO

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

Life Sciences Opportunities Fund II, L.P. (print name)
By:	/s/ JAMES C. GALE
Title:	Manager of the General Partner

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

Life Sciences Opportunities Fund (Institutional) II L.P. (print name)
By:	/s/ JAMES C. GALE
Title:	Manager of the General Partner

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

S.R. One Philip L. Smith (print name)
By:	/s/ PHILIP L. SMITH
Title:	General Partner

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

EASTMAN CHEMICAL COMPANY INVESTMENTS, INC. (print name)
By:	/s/ HAROLD F. KALBACH
Title:	VP; Treasurer

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

TVM V Life Science Ventures GmbH & Co. KG
By:	/s/ STEPHEN J. HOFFMAN
Name: Stephen J. Hoffman
Title: Managing Limited Partner
By:	/s/ DAVID POLTACK
Name: David Poltack
Title: Managing Limited Partner
TVM IV GmbH & Co. KG
By:	/s/ GERT CASPRITZ
Name: Gert Caspritz
Title: Managing Limited Partner
By:	/s/ JOHN J. DIBELLO
Name: John J. DiBello
Title: Managing Limited Partner

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

Clariden Bank as Custodian for the Clariden Biotechnology Fund (print name)
By:	/s/ ERIC BOSNHARDT Eric Bosnhardt
Title:	Executive Vice President

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

Paul J. Leach (print name)
By:	/s/ PAUL J. LEACH
Title:

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

PRIVATE EQUITY DIRECT FINANCE (print name)
By:	/s/ RICK GORTER/GWEN MCLAUGHLIN
Title:	Director

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

RIVERVEST VENTURE FUND I, LP RiverVest Venture Partners I, LLC, the General Partner
By:	/s/ MARK MENDEL Name: Mark Mendel Title: Manager

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

John M. Siebert Michelle L. Siebert (print name)
By:	/s/ JOHN M. SIEBERT /s/ MICHELLE L. SIEBERT
Title:

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

Raymond A. Lipkin (print name)
By:	/s/ RAYMOND A. LIPKIN
Title:

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

Edward W. Mehrer Rev. Trust (print name)
By:	/s/ EDWARD W. MEHRER
Title:	Trustee

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

James T. O'Brien (print name)
By:	/s/ JAMES T. O'BRIEN
Title:	Director

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

Edmondson-Campbell, LC (print name)
By:	/s/ SAM D. CAMPBELL
Title:	Manager

CYDEX, INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

        By executing this page in the space provided, the undersigned hereby agrees (i) that it is an "Investor" as defined in the Amended and Restated Registration Rights Agreement dated as of August 4, 2004, by and among CyDex, Inc. and the parties named therein (the "Amended and Restated Registration Rights Agreement"), (ii) that it is a party to the Amended and Restated Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Amended and Restated Registration Rights Agreement.

        EXECUTED this 4th day of August, 2004

Ku Center for Research, Inc. James A. Roberts (print name)
By:	/s/ JAMES A. ROBERTS
Title:	President

Schedule A

Series A Investors

TVM IV GmbH & Co. KG

Private Equity Direct Finance

Clariden Investment Guernsey as custodian for The Biotechnology Fund

Paul J. Leach

RiverVest Venture Fund I, LP

Series A-1 Investor

The University of Kansas Center for Research, Inc.
Youngberg Hall
2385 Irving Hill Road
Lawrence, KS 66045-7563
Fax: (785) 864-5272

Series B Investors

Life Sciences Opportunities Fund II, L.P. 126 East 56th Street 28th Floor New York, NY 10022 Fax: (212) 419-3956	$759,200
Life Sciences Opportunities Fund Institutional II, L.P. 126 East 56th Street 28th Floor New York, NY 10022 Fax: (212) 419-3956	$4,240,800
S.R. One, Ltd. Venture Investments Four Tower Bridge 200 Barr Harbor Drive, Suite 250 W. Conshohocken, PA 19428-2977	$3,000,000
Eastman Chemical Company Investments, Inc. 103 Foulk Rd., Suite 205-0 Wilmington, DE 19803	$2,000,000
TVM V Life Science Ventures GmbH & Co. KG 101 Arch Street, Suite 1950 Boston, MA 02110 or Maximilianstr. 35 C 80539 Munich/Germany	$2,400,000
Clariden Bank, as custodian for The Clariden Biotechnology Fund Clariden Bank Claridenstrasse 26 8022, Zurich Switzerland	$100,000

Paul J. Leach 1134 Federal Avenue East Seattle, WA 98102	$500,000
Private Equity Direct Finance One Capital Place PO Box 847 George Town Grand Cayman, Cayman Islands	$1,000,000
RiverVest Venture Fund I, L.P. RiverVest Venture Partners 7733 Forsyth Boulevard, Suite 1650 St. Louis, MO 63105	$1,016,950.00
TVM IV GmbH & Co. KG 101 Arch Street, Suite 1950 Boston, MA 02110	$1,016,950.00
John M. and Michelle Siebert 26840 W. 108th Street, Olathe, KS 66061	$254,237.00
Raymond Lipkin 161 Ferndale Road South Wayzata, MN 55391	$254,237.00
Edward W. Mehrer Revocable Trust 2500 W. 70th St. Mission Hills, KS 66208	$152,542.00
James T. O'Brien Revocable Trust 11801 Pawnee Leawood, KS 66209 Fax: 913-339-9572	$152,542.00
Edmondson Campbell, LLC 1321 Wakarusa Dr., Suite 2102 Lawrence, KS 66049 Fax 785 841-7268	$152,542.00

QuickLinks

  Exhibit 4.4
Series A-1 Investor
Series B Investors